AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT (the “Agreement”), effective as of May 1, 2015 by and between William Blair & Company, L.L.C., an Illinois limited liability company (the “Adviser”) and William Blair Funds, a Delaware statutory trust (the “Trust”), on behalf of each series of the Trust reflected in Schedule A hereto, as may be amended from time to time (each a “Fund” and collectively, the “Funds”).

WHEREAS, the Trust, on behalf of each Fund, and the Adviser have entered into a Management Agreement (“Advisory Agreement”), pursuant to which the Adviser provides investment management services to the Fund for compensation based on the value of the average daily net assets of the Fund;

WHEREAS, each Fund may have one or more classes of shares (each a “Class” and collectively, the “Classes”); and

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the Fund’s or a Class of the Fund’s expenses at a level below the level to which the Fund or Class may otherwise be subject;

NOW THEREFORE, the parties hereto agree as follows:

1.	EXPENSE LIMITATION.

1.1 Applicable Expense Limit. To the extent that the ordinary operating expenses incurred by a Fund or a Class of a Fund in any fiscal year, excluding interest, taxes, brokerage commissions, acquired fund fees and expenses, dividend expenses on short sales, other investment-related costs and extraordinary expenses, such as litigation and other expenses not incurred in the ordinary course of a Fund’s business (“Operating Expenses”), exceed the percentage of the average daily net assets of a Fund or a Class of a Fund, as set forth in Schedule A (the “Expense Limit”), such excess amount (the “Excess Amount”) shall be the liability of the Adviser to the extent set forth in this Agreement. The Trust may offset amounts owed to a Fund or a Class of a Fund pursuant to this Agreement against the advisory fee payable to the Adviser subject to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). Furthermore, to the extent that the Excess Amount exceeds such waived or reduced investment advisory fees, the Adviser shall reimburse such Fund’s or such Class’s other Operating Expenses.

1.2 Duration of Expense Limit. The Expense Limit with respect to each Fund or Class of a Fund shall remain in effect through the Date of Expiration of Expense Limit as set forth in Schedule A, unless this Agreement is terminated pursuant to Section 3 below.

2.	REIMBURSEMENT OF FEE WAIVERS AND EXPENSE REIMBURSEMENTS.

During any of the first three years subsequent to a Fund’s commencement of operations, the Adviser shall be entitled to reimbursement by the Fund or a Class of the Fund of the investment advisory fees waived or reduced, and any other expense reimbursements or similar payments remitted by the Adviser to the Fund or Class pursuant to Section 1 hereof (the “Reimbursement Amount”) to the extent that the Fund’s or Class’s Operating Expenses plus the amount so reimbursed equals the Expense Limit, provided that such amount paid to the Adviser will in no event exceed the total Reimbursement Amount and will not include any amounts previously reimbursed.

3.	TERM AND TERMINATION OF AGREEMENT.

This Agreement shall terminate with respect to any Fund upon the earlier of termination of the Advisory Agreement or the Date of Expiration of Expense Limit as set forth in Schedule A. The obligation of the Adviser under Section 1 of this Agreement and of the Trust under Section 2 of this Agreement shall survive the termination of the Agreement solely as to expenses and obligations incurred prior to the date of such termination.

4.	MISCELLANEOUS.

4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2 Interpretation. Nothing herein contained shall be deemed to require the Trust or a Fund to take any action contrary to the Trust’s Declaration of Trust or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or a Fund.

4.3 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the investment advisory fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Advisory Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act.

4.4 Amendments. This Agreement may be amended only by a written agreement signed by each of the parties hereto.

4.5 Limitation of Liability. This Agreement is executed by or on behalf of the Trust, and Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Agreement and Declaration of Trust, as amended, of the Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and Adviser shall not seek satisfaction of any such obligations from the trustees, officers or shareholders of the Trust.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

WILLIAM BLAIR FUNDS

By:	/s/ Colette M. Garavalia
Name:	Colette M. Garavalia
Title:	Treasurer — William Blair Funds

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Arthur J. Simon
Name:	Arthur J. Simon
Title:	Partner

SCHEDULE A

(as of May 1, 2015)

Fund	Expense Limit (%)	Date of Expiration of Expense Limit
William Blair Large Cap Growth Fund
Class N	1.05%	4/30/2016
Class I	0.80%	4/30/2016
William Blair Large Cap Value Fund
Class N	1.05%	4/30/2016
Class I	0.80%	4/30/2016
William Blair Mid Cap Growth Fund
Class N	1.30%	4/30/2016
Class I	1.05%	4/30/2016
William Blair Mid Cap Value Fund
Class N	1.30%	4/30/2016
Class I	1.05%	4/30/2016
William Blair Small-Mid Cap Growth Fund
Class N	1.35%	4/30/2016
Class I	1.10%	4/30/2016
William Blair Small-Mid Cap Value Fund
Class N	1.35%	4/30/2016
Class I	1.10%	4/30/2016
William Blair Small Cap Growth Fund
Class N	1.50%	4/30/2016
Class I	1.25%	4/30/2016
William Blair Small Cap Value Fund
Class N	1.50%	4/30/2016
Class I	1.25%	4/30/2016
William Blair Global Leaders Fund
Class N	1.40%	4/30/2016
Class I	1.15%	4/30/2016
Institutional Class	1.00%	4/30/2016
William Blair Global Small Cap Growth Fund
Class N	1.65%	4/30/2016
Class I	1.40%	4/30/2016
Institutional Class	1.25%	4/30/2016
William Blair International Leaders Fund
Class N	1.35%	4/30/2016
Class I	1.10%	4/30/2016
Institutional Class	0.95%	4/30/2016
William Blair International Equity Fund
Class N	1.30%	4/30/2016
Class I	1.05%	4/30/2016
William Blair Institutional International Equity Fund	1.00%	4/30/2016
William Blair International Growth Fund
Class N	1.45%	4/30/2016
Class I	1.20%	4/30/2016

William Blair International Small Cap Growth Fund
Class N	1.65%	4/30/2016
Class I	1.40%	4/30/2016
Institutional Class	1.25%	4/30/2016
William Blair Emerging Markets Leaders Fund
Class N	1.65%	4/30/2016
Class I	1.40%	4/30/2016
Institutional Class	1.25%	4/30/2016
William Blair Emerging Markets Growth Fund
Class N	1.70%	4/30/2016
Class I	1.45%	4/30/2016
Institutional Class	1.30%	4/30/2016
William Blair Emerging Markets Small Cap Growth Fund
Class N	1.65%	4/30/2016
Class I	1.40%	4/30/2016
Institutional Class	1.25%	4/30/2016
William Blair Bond Fund
Class N	0.65%	4/30/2016
Class I	0.50%	4/30/2016
Institutional Class	0.35%	4/30/2016
William Blair Income Fund
Class N	0.85%	4/30/2016
Class I	0.70%	4/30/2016
William Blair Low Duration Fund
Class N	0.70%	4/30/2016
Class I	0.55%	4/30/2016
Institutional Class	0.40%	4/30/2016
William Blair Macro Allocation Fund
Class N	1.35%	4/30/2016
Class I	1.10%	4/30/2016
Institutional Class	0.95%	4/30/2016

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